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                       DELAYED DEPOSIT AGREEMENT (CLASS B)
                                 AMENDMENT NO. 1
                                [ATA EETC 2002-1]


                          DATED AS OF OCTOBER 15, 2002

                                     BETWEEN

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                 AS ESCROW AGENT

                                       AND

                      INTESABCI S.P.A., ACTING THROUGH ITS
                                NEW YORK BRANCH,
                                  AS DEPOSITARY



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               DELAYED DEPOSIT AGREEMENT (CLASS B) AMENDMENT NO. 1
                                (ATA EETC 2002-1)


RECITALS:

A. Wells Fargo Bank Northwest, National Association, a national banking association, as escrow agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), the Escrow and Paying Agent Agreements (as defined below), and IntesaBCI S.P.A., acting through its New York branch ("Depositary"), entered into a Delayed Deposit Agreement (Class B) dated as of March 28, 2002 (the "Delayed Deposit Agreement"). All capitalized terms in this Amendment that are not defined herein will have the same meaning as provided in the Delayed Deposit Agreement. All references to "Sections" or "Exhibits" refer to Sections and Exhibits of the Delayed Deposit Agreement, unless otherwise noted herein. The Escrow Agent and Depositary are collectively referred to in this Amendment as the "Parties."

B. The Parties intend to amend and revise the Delayed Deposit Agreement as provided below.

Therefore, for good and valuable consideration, the Parties hereby agree, effective as of the 15th day of October, 2002, to amend and revise the Delayed Deposit Agreement as follows:

1. Except as specifically modified in this Amendment, the terms of the Delayed Deposit Agreement will remain in full force and effect. In the event that the terms of this Amendment conflict in any way with the terms of the Delayed Deposit Agreement, the terms of this Amendment will control.

2. The third recital paragraph beginning "WHEREAS" of the Delayed Deposit Agreement will be revised to delete the text indicated by strike-out text below, to replace such deleted text with the language indicated by double-underlined text below, and to retain the language indicated by italicized text below:


WHEREAS, ATA and Amtran have entered into a separate letter agreement with the Purchaser providing for the purchase of an additional $25,149,000 principal amount of the Class B Certificates (the "Additional Class B Certificates") on October 15, 2002 or such other date mutually agreed to by ATA, Amtran and the Purchaser (such date, the "Delayed Funding Date");

3. Section 2.1 will be revised to delete the text indicated by strike-out text below, to replace such deleted text with the language indicated by double-


                              Delayed Deposit Agreement Amendment No. 1 - Page 1
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underlined text below, and to retain the language indicated by italicized text below:


SECTION 2.1. Deposits. The Escrow Agent shall direct the Purchaser to deposit with the Depositary on the Delayed Funding Date (the "Deposit Date") in immediately available funds by wire transfer to the Depositary at One William Street, New York, NY 10004, ABA #026005319, Attention: Paul Florcruz, Reference:
American Trans Air 2002-1B, and the Depositary shall accept from the Purchaser, on behalf of the Escrow Agent, the Net Proceeds in the amount of US$18,814,650. Upon acceptance of such amount, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing on the date set forth in
Schedule I hereto, (including any deposit made pursuant to Section 2.4 hereof, individually, a "Deposit" and, collectively, the "Deposits") and (ii) credit each Deposit to the related Account as set forth therein. No amount shall be deposited in any Account other than the related Deposit.


4. Schedule I will be deleted in its entirety, and replaced by the Revised
Schedule I attached to this Amendment.


                  [Remainder of Page Intentionally Left Blank]


                              Delayed Deposit Agreement Amendment No. 1 - Page 2
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.




                         WELLS FARGO BANK NORTHWEST,
                         NATIONAL ASSOCIATION,
                         as Escrow Agent

                         By
                           ---------------------------------------
                                  Name:
                                  Title:

                                  Address: 299 South Main Street
                                           12th Floor
                                           Salt Lake City, Utah 84111




                         INTESABCI S.P.A., acting through its
                         NEW YORK BRANCH
                         as Depositary

                         By
                           ---------------------------------------
                                  Name:
                                  Title:

                         By
                           ---------------------------------------
                                  Name:
                                  Title:

                                  Address: One William Street
                                           New York, NY  10004


                    Delayed Deposit Agreement Amendment No. 1 - Signature Page
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                                                              Revised Schedule I

                              Schedule of Deposits
                              --------------------
                                    (Class B)


------------------ -------------------- ------------------ -----------------
   Deposit Date      Aircraft Tail No.    Deposit Amount       Account No.
------------------ -------------------- ------------------ -----------------
 October 15, 2002         N327TZ           $6,288,450.00     12060 081 0014
------------------ -------------------- ------------------ -----------------
 October 15, 2002         N328TZ           $6,288,450.00     12060 081 0016
------------------ -------------------- ------------------ -----------------
 October 15, 2002         N329TZ           $6,237,750.00     12060 081 0018
------------------ -------------------- ------------------ -----------------


           Delayed Deposit Agreement Amendment No. 1 Revised Schedule I